SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 28, 2002

                      American Home Mortgage Holdings, Inc.
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               (Exact Name of Registrant as Specified in Charter)

            Delaware                  000-27081             13-4066303
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  (State or Other Jurisdiction       (Commission         (I.R.S. Employer
        of Incorporation)            File Number)       Identification No.)

520 Broadhollow Road, Melville, New York                       11747
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(Address of Principal Executive Offices)                    (Zip Code)

Registrant's telephone number, including area code: (631) 899-3900
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                                       N/A
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          (Former Name or Former Address, if Changed Since Last Report)

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      ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

      On June 28, 2002, pursuant to a Stock Purchase Agreement, dated June 13, 2002 (the "Agreement"), American Home Mortgage Holdings, Inc., a Delaware corporation (the "Company"), acquired Columbia National, Incorporated, a Delaware corporation ("Columbia"). Columbia was the wholly-owned subsidiary of Columbia National Holdings, Inc. and is engaged in the origination, sale and servicing of residential first mortgage loans. In consideration of the acquisition, Columbia National Holdings, Inc. received $37 million in cash, which the Company raised through a public offering of its common stock that closed on June 28, 2002. Columbia currently operates as the wholly-owned subsidiary of the Company.

      A copy of the Agreement was filed as Exhibit 2.1 to the Company's Form 8-K filed with the Securities and Exchange Commission on June 14, 2002. The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement, which is incorporated herein by reference.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date: July 15, 2002

                                  AMERICAN HOME MORTGAGE HOLDINGS, INC.


                                  By: /s/ Michael Strauss
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                                      Name:  Michael Strauss
                                      Title: President & Chief Executive Officer